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                                                                    EXHIBIT 10.1

                 RENEWAL REVOLVING CO-BORROWER PROMISSORY NOTE

$2,500,000.00                                               Due December 5, 2002
                                                          Minneapolis, Minnesota


                                                  Dated as of January 29th, 2002


On December 5, 2002, the undersigned, for value received, jointly and severally promise to pay to the order of Associated Bank Minnesota (the "Bank"), at its main office in Minneapolis, Minnesota in lawful money of the United States of America, the principal sum of Two Million Five Hundred Thousand and no/100 Dollars ($2,500,000.00), or so much thereof as is advanced and remains outstanding hereunder on the due date as shown on the Bank's liability record, together with interest (computed on the basis of actual days elapsed in a 360 - day year) thereon from the date hereof until fully paid at an annual rate equal on each day to 1.0% above the U.S. Prime Rate reported by the Wall Street Journal on that day or the immediately preceding business day or, if the Wall Street Journal does not report such a rate on that day, as reported by any other national financial publication selected by the Bank. Each change in the interest rate hereon shall become effective on the day the corresponding change in the Prime Rate is reported, but in no event shall the interest rate under this Note be less than 6.0%.

The undersigned consist of Quantech Ltd. (the "Entity Borrower") and Richard W. Perkins, Richard W. Perkins as Trustee of the Richard W. Perkins Revocable Trust Established Under Agreement Dated June 14, 1978, James F. Lyons, James F. Lyons as Trustee of the James F. Lyons Revocable Trust Established Under Agreement Dated April 18, 2000, Edward E. Strickland and Robert W. Gaines (each an "Individual Borrower" and, together with the Entity Borrower, the "Borrowers"). Each Borrower is a co-borrower under this Note and each is fully obligated for the entire principal balance of this Note regardless of how, or at whose request, the Bank disburses the proceeds of this Note. Each of the undersigned acknowledges that each is directly obligated as a borrower under this Note and that none of the undersigned has signed in an accommodation capacity.

Advances under this Note are available from time to time in the absence of an Event of Default in an aggregate amount not to exceed $2,500,000.00. The undersigned may borrow, pre-pay (without premium or penalty) and re-borrow under this Note subject to the terms of this Note.

Interest shall be payable monthly on the last day of each month and at maturity.

Each of the Entity Borrower, Perkins and Partners Profit Sharing Plan and Trust, James F. Lyons as Trustee of the James F. Lyons Revocable Trust Established Under Agreement Dated April 18, 2000, Edward E. Strickland and Robert W. Gaines has provided collateral for this Note pursuant to a Pledge Agreement (collectively, the "Pledge Agreements") dated on or about the date of this Note.

Each of the following events shall constitute an Event of Default under this
Note:



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      1.   If the undersigned shall fail to perform any of their obligations under this Note;

      2. If any payment due on any other indebtedness to the Bank of any of the undersigned is not paid within 45 days after the due date for that payment;

      3. If a garnishment summons or a writ of attachment is issued against or served upon the Bank for the attachment of any property of any of the undersigned in the Bank's possession or any indebtedness owing to any of the undersigned;

      4. If any of the undersigned shall submit to the Bank any credit application or financial statement containing information which shall prove to be incorrect in any material respect when made;

      5. If any of the undersigned shall fail to pay when due any material indebtedness for borrowed money, or, if such indebtedness is subject to a cure period, by the end of the cure period;

      6. If a petition is filed by or against any of the undersigned under the United States Bankruptcy Code, or if a trustee, receiver or similar officer is appointed for any of the undersigned or for the property of any of the undersigned;

      7. If any of the undersigned shall fail to provide annual financial statements (audited in the case of the Entity Borrower) and tax returns to the Bank;

      8. If the Entity Borrower shall fail to provide monthly unaudited financial statements to the Bank within 30 days after the end of each month;

      9. If the aggregate fair market value of the liquid assets subject to a first priority security interest in favor of the Bank pursuant to the Pledge Agreements is less than $3,000,000.00 at any time.

Upon any Event of Default, the undersigned shall have no further right to request advances under this Note and, if the Event of Default is not cured within 30 days, the Bank may, at its option, declare this Note to be immediately payable, together with all unpaid interest accrued hereon, without notice or demand and may exercise any other right available to the Bank. No cure period shall apply to an Event of Default under Paragraph 6 above and this Note shall immediately become due and payable upon such an Event of Default.

If this Note is not paid when due, either on the due date or upon acceleration, the Bank shall have the right to set off the indebtedness evidenced by this Note against any indebtedness of the Bank to any of the undersigned.

The Bank may at any time renew this Note or extend its maturity date for any period and release any security for, or any party to, this Note, all without notice to or consent of and without releasing any accommodation maker, endorser or guarantor. The undersigned agree,



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jointly and severally, to pay all costs of collection, including attorneys'
fees and legal expenses, in the event this Note is not paid when due whether suit is commenced or not, including costs and expenses in litigation, bankruptcy or insolvency proceedings. Presentment or other demand for payment, notice of dishonor and protest are hereby waived by the undersigned. This Note shall be governed by the substantive laws of the State of Minnesota. The undersigned hereby irrevocably submit to the jurisdiction of the Minnesota District Court, Fourth District, and the Federal District Court, District of Minnesota, Fourth Division, over any action or proceeding arising out of or relating to this Note and agree that all claims in respect of such action or proceeding may be heard and determined in any such court.

This Note may be signed by the undersigned in one or more counterparts, including facsimile counterparts, all of which counterparts taken together shall constitute a single document. The failure of one or more of the named parties to sign this Note shall not affect the obligations of those parties who do sign this Note.

This Note is a renewal and replacement of a $2,500,000.00 promissory note dated as of May 17, 2001 from the undersigned to the Bank which prior note remains unpaid but the principal balance of which has been incorporated into this Note. It is an express condition to the renewal of the prior note that the undersigned have paid to the Bank a renewal fee of $25,000.00.

Quantech, Ltd.


By /s/ James F. Lyons                      /s/ Richard W. Perkins
   -----------------------------------     ------------------------------------
   James F. Lyons                          Richard W. Perkins (Individually)
   Its President


   /s/ Richard W. Perkins                  /s/ James F. Lyons
   ------------------------------------    -------------------------------------
   Richard W. Perkins as Trustee of the    James F. Lyons (Individually)
   Richard W. Perkins Revocable Trust
   Established Under Agreement Dated
   June 14, 1978


   /s/ James F. Lyons                      /s/ Edward E. Strickland
   ------------------------------------    -------------------------------------
   James F. Lyons as Trustee of the        Edward E. Strickland (Individually)
   James F. Lyons Revocable Trust
   Established Under Agreement Dated
   April 18, 2000

                                           /s/ Robert W. Gaines
                                           -------------------------------------
                                           Robert W. Gaines (Individually)




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